UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2007 (September 5, 2007)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On September 5, 2007, Corrections Corporation of America, a Maryland corporation (the “Company”), entered into an amendment (the “Amendment”) to the Company’s Credit Agreement, dated as of February 3, 2006, by and among the Company, as borrower, the lenders party thereto, and Wachovia Bank, National Association, as administrative agent for the lenders (the “Credit Agreement”). The Amendment amends the Credit Agreement to increase the Company’s borrowing capacity under its revolving credit facility by $100.0 million, from $150.0 million to $250.0 million.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information under Item 1.01 above is incorporated by reference hereunder.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
10.1	First Amendment to Credit Agreement, dated as of September 5, 2007, by and between the Company, as Borrower, and Wachovia Bank, National Association, as Administrative Agent for the Lenders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 6, 2007	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J. Mullenger
Todd J. Mullenger
Executive Vice President, Chief Financial Officer and Treasurer